                                                                    EXHIBIT 10.2

                              PERFORMANCE GUARANTY

         In consideration of the execution of certain agreements by the Beneficiaries (as defined below) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, Lanier Worldwide, Inc., a Delaware corporation (the "GUARANTOR"), the Guarantor hereby agrees as follows. Capitalized terms are used in this Guaranty as defined in the Credit Agreement (hereinafter defined).

         1. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Bank One, NA, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), for the benefit of itself and the Co-Agents and Lenders from time to time party to the Credit Agreement, and each of the foregoings' respective successors and permitted assigns (all of the foregoing, collectively, the "BENEFICIARIES"), the due and punctual performance and observance when due of all obligations of Lanier Collections Limited Partnership (the "SERVICER") to be performed or observed by the Servicer under that certain Credit and Security Agreement dated as of June 7, 2000 among Lanier Lease Funding LLC, as borrower (the "BORROWER"), the Guarantor, as guarantor of the Servicer's performance, Lanier Lease Receivables LLC, as guarantor, the Servicer, Falcon Asset Securitization Corporation, Blue Ridge Asset Funding Corporation, Bank One, NA, individually and as a Co-Agent, Wachovia Bank, N.A., individually and as a Co-Agent, and the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") and the other Transaction Documents referenced therein, including, without limitation, the Servicer's obligations under Sections 13.2, 14.5, 14.6 and 14.8 and under Articles III, VII and VIII of the Credit Agreement (all such obligations being collectively called the "GUARANTEED OBLIGATIONS"). In the event that the Servicer shall fail in any manner whatsoever to fully and timely perform any such obligation, including, without limitation, its obligation to pay or deposit any sum when required in accordance with the terms of the Credit Agreement, then the Guarantor will perform or cause to be duly and punctually performed, the Guaranteed Obligations. This is a guaranty of performance of the Guaranteed Obligations (which may include payment obligations); it is not, however, a guaranty of collection of the amounts due under the Credit Agreement (the "AGGREGATE UNPAIDS").

         2. The Guarantor represents and warrants that (i) the execution, delivery and performance of this Guaranty by the Guarantor do not contravene the Guarantor's charter or by-laws, any law, rule or regulation applicable to the Guarantor, any contractual restriction contained in any agreement or instrument binding on the Guarantor or its property, or any order, judgment, injunction or decree binding on the Guarantor or its property, and do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties,
(ii) this Guaranty has been duly executed and delivered on behalf of the Guarantor and is the legal, valid and binding agreement of the Guarantor enforceable against the Guarantor in accordance with its terms, (iii) there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or its property which may materially adversely affect the financial condition of operations of the Guarantor or the ability of the Guarantor to perform its obligations hereunder nor is the Guarantor in default with respect to any order of any court, arbitrator or governmental body, and (iv) the Guarantor has adequate means to obtain on a continuing basis, all information concerning the financial condition of the Borrowers and the collectibility of the Receivables under the Credit Agreement, and the

Guarantor acknowledges that it is not relying on the Beneficiaries to provide such information either now or in the future.

         3. The Guarantor agrees that its obligations under this Guaranty shall be absolute, unconditional and irrevocable, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge or disaffirmance of the Guaranteed Obligations, any Receivable under the Credit Agreement, the related Contract or any other Related Security with respect thereto, or the Credit Agreement, (ii) the absence of any attempt to or the inability to collect any Receivable or other amount owing under any Contract or insurance policy maintained pursuant thereto from any Person or to collect the Guaranteed Obligations from the Borrower or the Servicer, (iii) any amendment or change to, or exchange or release of, any Receivable under the Credit Agreement, the related Contract or other Related Security with respect thereto, the Guaranteed Obligations or the Credit Agreement, (iv) any law, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations, any Receivable under the Credit Agreement, the related Contract or other Related Security with respect thereto, rights of any of Beneficiaries with respect thereto, or the Credit Agreement, (v) the failure by any of the Beneficiaries to take any or all steps to perfect and maintain perfected, or the release of, its respective interest in any Receivable under the Credit Agreement or other property or interest in property acquired by the Administrative Agent on its behalf from the Borrower or the Servicer or in any security or collateral related to the Guaranteed Obligations, (vi) any failure to obtain any authorization or approval from or other action by or to notify or file with, any governmental authority or regulatory body required in connection with the performance of the obligations hereunder by the Guarantor, (vii) any impossibility or impracticability of performance, illegality, force majeure, any act of government or other circumstances which might constitute a default available to or a discharge of the Borrower, the Servicer or the Guarantor or any other circumstance, event or happening whatsoever whether unforeseen or foreseen and whether similar to or dissimilar to anything referred to above, or
(viii) the commencement of any voluntary or involuntary proceeding with respect to the Borrower or the Servicer under the Code or any applicable state insolvency law.

         Notwithstanding the foregoing, this Guaranty is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Receivables, and nothing in this Guaranty shall require the Guarantor to indemnify the Beneficiaries for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.

         4. The Guarantor's obligations under this Guaranty shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings filed by or against the Guarantor or the Borrower or the Servicer under the United States Bankruptcy Code of 1978, as amended (the "CODE"), whether pursuant to Section 502 of the Code or any other Section thereof. The Guarantor further agrees that none of the Beneficiaries shall be under any obligation to marshal any assets in favor of or against or in satisfaction of any or all of the Guaranteed Obligations. To the extent that, in performing its obligations, the Borrower or the Servicer makes a payment or payments to any of the Beneficiaries which payment or payments (or any part thereof) is or are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower or the Servicer, or their respective estates, trustees or receivers, or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Guaranteed Obligations, or part thereof which had been paid, reduced or satisfied by such amount, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs and counterclaims and all presentments, demands for payment, notices of nonpayment, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty. The Guarantor's obligations under this Guaranty shall not be limited if the Beneficiaries are precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Guarantor shall perform the Guaranteed Obligations, upon demand, that would otherwise have been due had such rights and remedies been permitted to be exercised.

         5. The Guarantor waives promptness, diligence, notice of acceptance, notice of default by each Borrower or the Servicer, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, each Credit Agreement and any other document related thereto and any requirement that the Beneficiaries exhaust any right or take any action against the Borrower or the Servicer, any other Person or any property. UNTIL THE EARLIER TO OCCUR OF PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS AND TERMINATION OF THIS GUARANTY IN ACCORDANCE WITH SECTION 8 BELOW, THE GUARANTOR SHALL NOT EXERCISE ANY RIGHT OF SUBROGATION WITH RESPECT TO PAYMENTS MADE BY IT PURSUANT TO THIS GUARANTY IN THE PERFORMANCE OF THE GUARANTEED OBLIGATIONS. UPON PAYMENT IN FULL OF THE GUARANTEED OBLIGATIONS, THE GUARANTOR SHALL BE FULLY SUBROGATED TO ALL RIGHTS AND REMEDIES OF THE ADMINISTRATIVE AGENT, THE CO-AGENTS AND THE LENDERS AGAINST THE BORROWER AND THE SERVICER.

         6. The Guarantor shall pay all reasonable costs and expenses (including reasonable attorneys' fees and expenses actually incurred) paid or incurred by any of the Beneficiaries in connection with the enforcement of this Guaranty and the prosecution or defense of any action by or against any of the Beneficiaries in connection with this Guaranty, whether involving the Guarantor or any other Person, including a trustee in bankruptcy; provided, however, that the Guarantor shall have no such obligation in connection with any action brought by any Beneficiary against the Guarantor to the extent that the Guarantor is the prevailing party in the judgment rendered in any such action. To the extent that performance of the Guaranteed Obligations would include an obligation to pay or deposit any money, the Guarantor shall pay interest on all amounts owing by it under this Guaranty from the date of demand therefor until such obligations are paid in full, at the per annum rate equal to the sum of (a) the prime rate announced from time to time by the Administrative Agent or its parent from time to time, changing when and as such rate of interest changes, plus (b) 2.0% per annum (computed for actual days elapsed on the basis of a 360-day year).

         7. This Guaranty shall terminate only after the performance in full of the Guaranteed Obligations, it being understood that this Guaranty shall not have been terminated but shall remain in full force and effect if any payment (or any part thereof) included in such performance that is made in respect of the Guaranteed Obligations to any of the Beneficiaries is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any other creditor, or its estate, trustee or receiver or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, until such Guaranteed Obligations are satisfied in full in accordance with this Guaranty.

         8. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT: IN NO EVENT SHALL ANY MONETARY OBLIGATIONS INCLUDED IN THE GUARANTEED OBLIGATIONS HEREUNDER EXCEED THE SUM OF (A) THE UNPAID BALANCE PLUS
(B) ALL REASONABLE COSTS OF COLLECTION AND ENFORCEMENT HEREOF (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS AND COURT COSTS ACTUALLY INCURRED), PLUS (C) ANY ACCRUED AND UNPAID INTEREST OWING UNDER THE LAST SENTENCE OF PARAGRAPH 6 OF THIS GUARANTY.

         9. This Guaranty shall be interpreted, and the rights and remedies of the parties hereto determined, in accordance with the laws and decisions of the State of New York. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         10. The Guarantor hereby submits, and, in accepting the benefits of this Guaranty, each of the Beneficiaries hereby submits, to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York, for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. The Guarantor hereby irrevocably waives, and, in accepting the benefits of this Guaranty, each of the Beneficiaries hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this paragraph 10 shall affect the right of the Beneficiaries or the Guarantor to bring any action or proceeding against any other such Person or its property in the courts of other jurisdictions.

         11. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES, AND, IN ACCEPTING THE BENEFITS OF THIS GUARANTY, EACH OF THE BENEFICIARIES IRREVOCABLY WAIVES, ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY MATTER ARISING HEREUNDER.

         IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of June 7, 2000.

         LANIER WORLDWIDE, INC.


         By:
            ------------------------------------------------------
            Richard P. Cleys, Vice President Finance and Treasurer

         ADDRESS:

         Lanier Worldwide, Inc.
         2300 Parklake Drive, NE
         Atlanta, Georgia 30345

         Attention:   Richard P. Cleys,
                      Vice President Finance and Treasurer

         Phone:       (770) 621-1300
         Fax:         (770) 621-1367

Accepted as of June __, 2000
on behalf of the Beneficiaries:

BANK ONE, NA, AS ADMINISTRATIVE AGENT


By:
   --------------------------------------------------------
            Julie C. Benda, Vice President